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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of report (Date of earliest event reported)  December 30, 2004
                                                     ___________________________

                                   SPSS Inc.
________________________________________________________________________________
             (Exact Name of Registrant as Specified in Its Charter)

     Delaware                      000-22194               36-2815480
________________________________________________________________________________
(State or Other Jurisdiction of    (Commission           (I.R.S. Employer
Incorporation)                     File Number)        Identification Number)

233 South Wacker Drive, Chicago, Illinois                     60606
________________________________________________________________________________
(Address of Principal Executive Offices)                    (Zip Code)

                                 (312) 651-3000
________________________________________________________________________________
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
________________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 11, 2004, SPSS Inc., a Delaware corporation ("SPSS"), issued a public statement announcing the appointment of Mr. Raymond Panza as its Chief Financial Officer. On December 30, 2004, SPSS and Mr. Panza entered into an employment agreement pursuant to which Mr. Panza will serve as the Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary of SPSS. This employment agreement is deemed effective as of August 16, 2004, the date on which Mr. Panza was appointed as the Chief Financial Officer.

The employment agreement provides Mr. Panza with an annual base salary of $335,000 and an annual incentive bonus target equal to no less than 40% of his base salary (with actual payout dependent on SPSS performance measured against defined metrics). Mr. Panza is entitled to a guaranteed incentive payment of $16,750 (representing 50% (46 days) of the quarterly targeted amount) for the fiscal quarter ended September 30, 2004. Mr. Panza's salary and bonus will be reviewed by the Compensation Committee of the SPSS Board of Directors on an annual basis. The employment agreement provides for the grant of an option to purchase 150,000 shares of SPSS common stock, with continued participation in the SPSS equity incentive plan in future years on the same terms as other executive officers of SPSS. Mr. Panza is also entitled to a one-time sign-on bonus of $100,000 payable in four (4) equal quarterly installments, reimbursement for all reasonable business expenses, five (5) weeks paid vacation per year, ten (10) days of sick leave per year and participation in the SPSS employee benefit plans on the same terms as other executive officers of SPSS.

In the event SPSS terminates Mr. Panza's employment without cause or Mr. Panza terminates his employment for good reason, Mr. Panza will receive: (i) full salary and benefits during the notice period, (ii) all earned but unpaid salary plus any earned and/or awarded but unpaid cash incentive, (iii) a prorated bonus for the fiscal quarter in which Mr. Panza's employment was terminated,
(iv) accrued vacation pay, (v) reimbursement of expenses, (vi) a lump sum payment equal to eighteen (18) months of base salary and bonus payment, (vii) continued benefits or the functional equivalent thereof for a period of 36 months following his employment, (viii) professional outplacement services,
(ix) any unpaid sign-on bonus, (x) continued use of a company mobile telephone, company telephone number and voice mail and company e-mail for a period of not less than ninety (90) days, (xi) acceptable employment references from SPSS and
(xii) up to ninety (90) days of accelerated vesting with regard to any stock options owned by Mr. Panza or equivalent compensation for such options.

In the event Mr. Panza's employment is terminated as a result of death or disability, Mr. Panza or his estate will receive (i) all earned but unpaid salary, (ii) accrued vacation pay, (iii) reimbursement of expenses, (iv) a prorated bonus for the fiscal quarter in which Mr. Panza's employment was terminated, and (v) any unpaid sign-on bonus.

The employment agreement includes a change of control provision which provides that, in the event SPSS is acquired by a private company, Mr. Panza will be entitled to immediate vesting of all of his outstanding equity incentives and, in exchange for the underlying stock, a cash payment by the surviving entity.
In the event SPSS is acquired by a public company, Mr. Panza will be entitled to immediate vesting of all of his outstanding equity incentives and, in exchange for the underlying stock, a proportionate share of the transaction consideration to be paid by the


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surviving entity in connection with the change of control. If Mr. Panza's employment is terminated without cause, Mr. Panza resigns for good reason or a constructive termination occurs prior to the one year anniversary of such change of control, Mr. Panza will be entitled to all amounts (as described above) to which he otherwise would be entitled if SPSS terminated his employment without cause.

Mr. Panza has agreed to preserve as confidential all of the SPSS confidential property. During his term of employment and for twelve (12) months following the termination of his employment with SPSS, Mr. Panza will not engage, in any manner, in the development, sales, marketing, licensing and/or distribution of any statistical data analysis software which is directly competitive with SPSS products or engage with any customers or clients of SPSS.

SPSS has agreed to indemnify Mr. Panza to the fullest extent permitted by law, against any actual or threatened actions or proceedings brought against Mr. Panza by reason of the fact that he is or was an employee, officer, consultant or agent of SPSS. SPSS has agreed to provide Mr. Panza with directors' and officers' liability coverage both during and after the termination of Mr. Panza's employment with SPSS (unless Mr. Panza is terminated for cause).

Unless otherwise terminated, the employment agreement automatically will renew on a yearly basis.

SPSS will file the employment agreement as an exhibit to its next periodic report filed with the Securities and Exchange Commission.

Mr. Panza has no relationship with SPSS other than his current service as Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SPSS INC.

                            By:  /s/ Raymond H. Panza
                                 -------------------------------------
                                 Raymond H. Panza
                                 Executive Vice President, Corporate Operations,
Dated: December 30, 2004         Chief Financial Officer, and Secretary


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